Naturally Advanced Technologies Inc. Closes USD$916,366 Private Placement

Portland, Oregon, September 22, 2009 - Naturally Advanced Technologies Inc. (OTCBB: NADVF, TSXV: NAT) closed a non-brokered private placement as of September 21st consisting of 833,060 Units of the Company, at a subscription price of CDN$1.20 (USD$1.10) per Unit, and for gross proceeds of CDN$999,672 (USD$916,366).

"We expect the combination of the USD$916,366 private placement and our recently announced strategic and manufacturing partnerships to enable us to bring our Crailar(R) technologies to commercialization in the coming months," said Ken Barker, CEO of Naturally Advanced Technologies Inc. "We are moving forward with our relationships with industry-leading companies such as Hanesbrands Inc. and anticipate the first revenue from our Crailar Organic Fibers technology to occur in the fourth quarter of this year."

Each Unit is comprised of one common share and one-half of one share purchase warrant of the Company. Each whole Warrant entitles the holder to purchase one additional common share of the Company at an exercise price of CDN$1.50 (USD$1.38) per Warrant Share until September 21, 2012.

All Shares issued and any Warrant Shares issued in connection with the exercise of any of the Warrants, if any, will be subject to a four month hold period expiring on January 22, 2010, in accordance with the policies of the TSX Venture Exchange and applicable securities laws.

In September, finder's fees of (A) CDN$67,532 (USD$61,904) in cash were paid and (B) 63,793 warrants were issued at an exercise price of CDN$1.20 (USD$1.10) with the same terms and conditions as the Units issued.

Proceeds are intended be used to advance development of the Company's business and for general working capital.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. is committed to unlocking the potential of renewable and environmentally sustainable biomass resources from hemp and other bast fibers. The company, through its wholly owned subsidiary, Crailar Fiber Technologies Inc., is developing proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products, in collaboration with Canada's National Research Council and the Alberta Research Council. Crailar(R) technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers such as hemp and flax, resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications.  The company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing and adheres to a "triple bottom line" philosophy, respecting the human rights of employees, the environmental impact of the company's operations and fiscal responsibility to its shareholders. See www.naturallyadvanced.com

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful. The securities have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Investor Contact:
Kirsten Chapman / Cathy Mattison
Lippert / Heilshorn & Associates
415.433.3777
ir@naturallyadvanced.com

Media Contact:
Adam Handelsman
Lippert / Heilshorn & Associates
212.838.3777
AHandelsman@lhai.com

Forward Looking Statement Disclaimer:

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements, including the Company's expectations with respect to the maximum amount of the Offering. The Offering is not subject to any minimum subscription levels and there is no assurance that it will be completed.  Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees.  In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.